EXIBIT 99 (a)


                             AUDIT COMMITTEE CHARTER


Purpose

The Audit Committee ("Committee) of Legal Club of America Corporation is appointed by and generally acts on behalf of the Board of Directors (the "Board"). The Committee's purposes are:

     o Appointment, termination, compensation and oversight of qualifications, independence and work performance for the purpose of preparing or issuing an audit report or related work, of the registered public accounting firm employed by the Company. The public accounting firm reports directly to the Audit Committee.

     o Assist the Board in its oversight of (1) the quality and integrity of the Company's financial statements and disclosure controls and procedures, including internal controls and (2) the Company's compliance with legal and regulatory requirements.

     o Provide for open communication among the Company's independent auditors, its management and its Board of Directors, and

     o Prepare annually the report required by the rules of the Securities and Exchange Commission ("SEC") for inclusion in the proxy statement for the Company's annual meeting of stockholders.

The Committee' responsibilities are principally of an oversight nature. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are accurate, complete and stated in accordance with generally accepted accounting principles ("GAAP") and other applicable rules and regulations.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements, including ensuring that the financials statements are accurate, complete and stated in accordance to GAAP, and together with the other financial information included in the Company's public disclosures, fairly present the financial condition, results of operations and cash flows of the Company. Management is also responsible for the Company's financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent auditors are responsible for planning and conducting and audit of the Company's annual financial statements, expressing and opinion as to the conformity of such annual financial statements with GAAP, and reviewing the Company's quarterly financial statements.

Organization

     Number of Directors

o The Committee is composed of at least two directors, each being financially literate, as determined by the Board, able to read and understand financial statements and aware of the functions of independent auditors.

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     Financial Expert

o One member of the Committee qualifies as an "audit committee financial expert" through education and experience acquired as a public accountant, auditor, a principal financial officer, principal accounting officer of a company, or a position with similar functions, and who in the judgment of the Board has financial and management expertise in accordance with the rules and regulations of the SEC.


     Independence

o At least two members of the Committee are independent. A director is not considered "independent"
     o if the director receives any consulting, advisory, or other compensatory fee from the Company other than fees for serving in the capacity as a member of the Board and/or as a member of the Committee, or is affiliated with the Company or its subsidiaries
     o if the director is a former employee of the Company, and less than three years have lapsed since termination of employment.
     o if the director is, or has been in the past three years, affiliated with or employed by a present or former audit firm employed by the Company or an affiliate.
     o if the director has, or had within the past three years, an immediate family member employed by the Company or its subsidiaries, or a present or former audit firm of the Company.

     General.

o The Board will designate a member of the Committee to be the chairman of the Committee.
o The Committee creates its own rules of procedure, including rules regarding notice of meetings, quorum and voting.
o The Committee may create subcommittees to perform particular functions, either generally or in specific instances.


Powers

The Committee has the authority to hire independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a Committee of the Board, for compensation to the public accounting firm employed by the Company to audit its financial statements, and to any advisors employed by the Audit Committee.

The Committee may require any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company's investment bankers or with financial analysts who follow the Company.

The Committee will from time to time adopt any policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality. However, it is not the Committee's responsibility, as stated in this Charter, to certify the Company's financial statements or to guarantee the auditors' report.


Responsibilities and Duties

To fulfill its responsibilities, the Committee will:

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Independent Auditors

o Have sole responsibility to approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. Pre-approval of non-audit services (other than review and attestation services) will not be required is such services fall within exceptions established by the SEC.

o Be directly responsible for the appointment, termination, compensation, and oversight of the work, of any public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The public accounting firm reports directly to the Audit Committee.

o Evaluate the independent auditors' qualifications, performance and independence and at least annually discuss with the independent auditors the following:
          o    the firm's internal quality-control procedures;
          o any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
          o all relationships between the independent auditors and the Company (to assess the auditor's independence) . This evaluation should include review of the partner in the independent auditing firm who has principal responsibility for its audits of the Company's financial statements and should take into account the opinions of management of the Company.

o Present to the Board its conclusions regarding the independent auditors' qualifications, performance and independence as a result of the evaluation described in the preceding paragraph.

o Meet regularly with the Company's independent auditors so that they can report on all material accounting policies and practices the Company uses or expects to use, and all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management of the Company and the treatment preferred by the independent auditors.

o Review with the Company's independent auditors, any audit problems or difficulties and management's response, including (1) any restrictions on the scope of the independent auditors' activities, (2) any disagreements with management, and, if applicable, (3) any material accounting adjustments that were noted or proposed by the auditors but were "passed". Review any communications between the audit team and the audit firm's corporate office regarding auditing or accounting issues arising from the audit engagement; or any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company, and all other material written communications between the independent auditors and the management of the Company.

o Inform the independent auditors that the Board of Directors and the Audit Committee are the accountants' client.

o Ensure that the lead audit partner does not serve in that capacity for more than five years. Consider whether the audit firm itself should be changed periodically.

o Periodically, meet separately with management and with the independent auditors.

o    Report regularly to the Board.

o Set clear hiring policies for employees or former employees of the independent auditors that follow SEC and other regulations for such employment.

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Accounting and Reporting Process

o Review material issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles.

o Review the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

o Review the effects on the Company's financial statements of alternative GAAP methods, of regulatory or accounting rules, as well as any off-balance sheet financial activities.

o Obtain reports from executive management and the independent auditors, as necessary, stating that the Company is conforming to applicable regulatory
     (SEC) requirements and the Company's Code of Ethics, including disclosures of insider and affiliated party transactions.

o Review with management and the independent auditors any correspondence from regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.


Financial Reporting Process

o Review the quarterly reviewed financial statements and the annual audited financials.

o Meet quarterly with management and the independent accountants to discuss the annual audited financial statements and quarterly reviewed financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-QSB and Form 10-KSB

o Meet with the CEO and CFO, prior to their certification of each annual or quarterly report filed by the Company with the SEC, and receive those officers' disclosures of (1) the internal controls in place and of any significant deficiencies and weakness in the design or operation of said internal controls which could adversely affect the Company's ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

o Based on the Audit Committee reviews and meetings with the independent accountants, make a recommendation to the Board relative to the inclusion of the Company's financial statements in the Company's respective report on Form 10-KSB or quarterly report on Form 10-QSB.

o Review press releases issued by the Company that include financial information.

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Other

o Discuss and review policies with respect to risk assessment and risk management.

o Review compliance with the Company's Policy of "Safeguarding Confidential Information" regarding non-public information, and with all other Company policies applicable, or that may be adopted from time to time by the Company, and with any confidentiality provisions in agreements to which they or the Company are parties.
          o Non-public information is information that is (1) not available to the public, (2) and which could affect the market price of the stock and (3) which a reasonable investor would consider important in deciding whether to buy, sell or hold the Company's stock. Non-public information includes: earnings projections, changes in senior management, merger agreements or gain or loss of a substantial customer or business segment.

o    Conduct an annual evaluation of its own performance.

o Conduct an annual review of this Charter and recommend to the Board any changes the Committee deems appropriate.

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